UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 25, 2024

Aileron Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38130	13-4196017
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

738 Main Street #398 Waltham, MA	02451
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 995-0900

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ALRN	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Susan L. Drexler as Interim Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer

On March 25, 2024, Susan L. Drexler, Interim Chief Financial Officer, principal financial officer and principal accounting officer of Aileron Therapeutics, Inc. (the “Company”), notified the Company of her resignation, effective as of March 25, 2024. Ms. Drexler has agreed to continue to provide consulting and advisory services to the Company under the terms of the Company’s consulting agreement with Danforth Advisors, LLC.

Appointment and Resignation of Charles Garner as Principal Financial Officer and Principal Accounting Officer

To replace Ms. Drexler, the Board of Directors of the Company appointed Charles Garner to serve as the Company’s principal financial officer and principal accounting officer, effective as of March 25, 2024. Separately, the Company and Mr. Garner have agreed that his employment with the Company will end effective as of May 15, 2024 (the “Separation Date”). In connection with this agreement, the Company entered into a letter agreement with Mr. Garner confirming that, unless Mr. Garner terminates his employment without good reason or the Company terminates his employment for cause, in each case prior to the Separation Date, Mr. Garner will be entitled to receive twelve (12) months’ base salary in the form of severance payments, less statutory deductions and withholdings, payable in the form of salary continuation and payment for any accrued unused paid time off.

Mr. Garner, age 48, has served as the Company’s Senior Vice President, Finance, since October 2023. Prior to becoming Senior Vice President, Finance, Mr. Garner was Chief Financial Officer of Lung Therapeutics, Inc., or Lung, from December 2018 to October 2023, when it was acquired by the Company, and served as Secretary and Treasurer of Lung from February 2020 to October 2023. Prior to joining Lung, Mr. Garner was a finance consultant providing strategic and financial advisory services to Lung and other biopharmaceutical companies from October 2015 to December 2018. From October 2013 to October 2015, Mr. Garner served as the Chief Financial Officer, Chief Business Officer and Treasurer for Recro Pharma, Inc., a specialty pharmaceutical company. From March 2010 to May 2011, Mr. Garner served as a Director in the Merchant Banking Group of Burrill & Company, a financial services firm focused on the life sciences industry. From 2008 to May 2010, Mr. Garner was self-employed providing consulting and financial advisory services. From 1999 to 2008, Mr. Garner worked in the Healthcare Investment Banking Group of Deutsche Bank Securities. Mr. Garner began his career at PricewaterhouseCoopers, in its Business Assurance Group. Mr. Garner received his Bachelors of Business Administration, high distinction, with a concentration in accounting and finance from the University of Michigan.

In connection with Mr. Garner’s appointment as principal financial officer and principal accounting officer of the Company, Mr. Garner is expected to enter into the Company’s standard form of indemnification agreement, the form of which was filed with the Securities and Exchange Commission as Exhibit 10.12 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 (File No. 333-218474) on June 19, 2017. Pursuant to this agreement, the Company may be required to, among other things, indemnify Mr. Garner for some expenses, including attorney’s fees, judgements, fines and settlement amounts incurred by him in any action or proceeding arising out of his service as an officer of the Company.

Mr. Garner has no family relationship with any of the executive officers or directors of the Company. There are no transactions and no proposed transactions between Mr. Garner and the Company that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AILERON THERAPEUTICS, INC.

Date: March 29, 2024	By:	/s/ Brian Windsor, Ph.D.
Brian Windsor, Ph.D.
President and Chief Executive Officer